Exhibit 99.1

IEC ANNOUNCES FISCAL 2020 FIRST QUARTER RESULTS

Newark, New York, February 5, 2020 - IEC Electronics Corp. (Nasdaq: IEC) today announced results for the first quarter ended December 27, 2019 of the fiscal year ending September 30, 2020 (“fiscal 2020”).

IEC reported revenues of $44.7 million for the first quarter of fiscal 2020 an increase of 26.2% as compared to revenues of $35.4 million for the first quarter of the year ended September 30, 2019 (“fiscal 2019”). Gross profit for the first quarter of fiscal 2020 was $5.2 million, or 11.7% of sales which includes the negative impact of a one-time inventory reserve of $1.0 million related to a reorganization at one of the Company’s customers in the medical sector. Gross profit in the first quarter of fiscal 2019 was $5.1 million, or 14.3% of sales. Selling and administrative expenses were $3.3 million in the first quarter of fiscal 2020, or 7.4% of sales, as compared to $3.4 million, or 9.5% percent of sales, in the first quarter of fiscal 2019. Operating profit was $1.9 million for the first quarter of fiscal 2020, an increase of 13.6% when compared to the same quarter in the prior fiscal year. The Company reported net income of $1.2 million, or $0.11 per basic and diluted share for the first quarter of fiscal 2020, compared to net income of $1.1 million, or $0.10 per basic and diluted share in the first quarter of fiscal 2019. Adjusted for the impact of the one-time inventory reserve, adjusted net income per common share would have been $0.19 per basic and $0.18 per diluted share. Please see the reconciliation tables included in this release for further information regarding these non-GAAP measures.

Jeffrey T. Schlarbaum, President and CEO of IEC Electronics commented, “Fiscal 2020 is off to a strong start. We reported not only substantial revenue growth of 26% over the same quarter last year but also our sixth consecutive quarter of sequential revenue growth. IEC has now consistently achieved revenue in excess of $40 million for the past three quarters, a key revenue milestone we had targeted when we initiated the turnaround of the business.

“During the first quarter we recorded a one-time inventory reserve of $1.0 million due to the reorganization at one of our end customers in the medical sector in late 2019. Our gross margin for the first quarter of fiscal 2020 was 11.7% of sales. Excluding the one-time reserve, our adjusted gross margin would have been 13.9% of sales, consistent with gross margin for fiscal 2019. Please refer to the reconciliation table included in this release for further information regarding this non-GAAP measure. We believe the scale and diversity in the customer base which we have greatly enhanced over the past few years provides a stronger foundation to absorb unforeseen customer events such as this.”

Mr. Schlarbaum concluded, “We entered fiscal 2020 with a robust backlog and our pipeline remains strong. Our new state-of-the-art facility is expected to be opened this year, and with our proven success providing vertically integrated manufacturing solutions for life-saving and mission critical products, we believe we are competitively positioned to win new customers and programs. We look forward to continuing to grow our leadership position as a provider of highly complex manufacturing solutions.”

Conference Call

IEC will host a conference call on Wednesday, February 5, 2020 at 10:00 a.m. Eastern Time, to discuss its financial results for the fiscal 2020 first quarter ended December 27, 2019.

The conference call may be accessed in the U.S. and Canada by dialing toll-free (877) 407-9210. International callers may access the call by dialing (201) 689-8049.
A replay of the teleconference will be available for 30 days after the call and may be accessed domestically by dialing (877) 481-4010 and international callers may dial (919) 882-2331. Callers must enter conference ID: 57457.
To access the live webcast, log onto the IEC website at http://www.iec-electronics.com. The webcast can also be accessed at http://www.investorcalendar.com/event/57457. An online replay will be available shortly after the call.

Exhibit 99.1

About IEC Electronics

IEC Electronics is a provider of electronic manufacturing services ("EMS") to advanced technology companies that produce life-saving and mission critical products for the medical, industrial, aerospace and defense sectors.  The Company specializes in delivering technical solutions for the custom manufacture of complex full system assemblies by providing on-site analytical testing laboratories, custom design and test engineering services combined with a broad array of manufacturing services encompassing electronics, interconnect solutions, and precision metalworking. As a full service EMS provider, IEC holds all appropriate certifications for the market sectors it supports including ISO 9001:2015, AS9100D, ISO 13485, and is Nadcap accredited.  IEC Electronics is headquartered in Newark, NY and also has operations in Rochester, NY and Albuquerque, NM. Additional information about IEC can be found on its web site at www.iec-electronics.com.

Note Regarding Forward-Looking Statements

References in this release to “IEC,” “IEC Electronics,” the “Company,” “we,” “our,” or “us” mean IEC Electronics Corp. and its subsidiaries except where the context otherwise requires. This release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “optimistic,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words or phrases. These forward-looking statements include, but are not limited to, statements regarding future sales and operating results, future prospects, the capabilities and capacities of business operations, any financial or other guidance and all statements that are not based on historical fact, but rather reflect our current expectations concerning future results and events. The ultimate correctness of these forward-looking statements is dependent upon a number of known and unknown risks and events and is subject to various uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.

The following important factors, among others, could affect future results and events, causing those results and events to differ materially from those views expressed or implied in our forward-looking statements: business conditions and growth or contraction in our customers’ industries, the electronic manufacturing services industry and the general economy; our ability to control our material, labor and other costs; our dependence on a limited number of major customers; uncertainties as to availability and timing of governmental funding for our customers; the impact of government regulations, including FDA regulations; unforeseen product failures and the potential product liability claims that may be associated with such failures; technological, engineering and other start-up issues related to new programs and products; variability and timing of customer requirements; the potential consolidation of our customer base; availability of component supplies; dependence on certain industries; the ability to realize the full value of our backlog; the types and mix of sales to our customers; litigation and governmental investigations; intellectual property litigation; variability of our operating results; our ability to maintain effective internal controls over financial reporting; the availability of capital and other economic, business and competitive factors affecting our customers, our industry and business generally; failure or breach of our information technology systems; and natural disasters. Any one or more of such risks and uncertainties could have a material adverse effect on us or the value of our common stock. For a further list and description of various risks, relevant factors and uncertainties that could cause future results or events to differ materially from those expressed or implied in our forward-looking statements, see our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our other filings with the Securities and Exchange Commission.

All forward-looking statements included in this release are made only as of the date indicated or as of the date of this release. We do not undertake any obligation to, and may not, publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or which we hereafter become aware of, except as required by law. New risks and uncertainties arise from time to time and we cannot predict these events or how they may affect us and cause actual results to differ materially from those expressed or implied by our forward-looking statements. Therefore, you should not rely on our forward-looking statements as predictions of future events.

Exhibit 99.1

Contact:	Audra Gavelis
Director of Marketing & Investor Relations
IEC Electronics Corp.
(315) 332-4559
agavelis@iec-electronics.com

Exhibit 99.1

IEC ELECTRONICS CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
DECEMBER 27, 2019 and SEPTEMBER 30, 2019
(unaudited; in thousands, except share and per share data)

	December 27, 2019	September 30, 2019
ASSETS
Current assets:
Cash	$—	$—
Accounts receivable, net of allowance	28,514	27,618
Unbilled contract revenue	10,003	9,529
Inventories	44,959	44,267
Federal income tax receivable	517	517
Other current assets	2,065	1,454
Total current assets	86,058	83,385

Property, plant and equipment, net	19,000	19,433
Deferred income taxes	6,834	7,154
Operating lease right-of-use assets, net of accumulated amortization	293	—
Other long-term assets	861	860
Total assets	$113,046	$110,832

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$1,371	$1,371
Current portion of operating lease obligation	63	—
Current portion of finance lease obligation	411	338
Accounts payable	25,505	23,690
Accrued payroll and related expenses	2,120	3,174
Other accrued expenses	647	668
Customer deposits	15,098	13,229
Total current liabilities	45,215	42,470

Long-term debt	26,432	28,910
Long-term operating lease obligation	230	—
Long-term finance lease obligation	6,946	6,685
Other long-term liabilities	1,496	1,527
Total liabilities	80,319	79,592

STOCKHOLDERS’ EQUITY
Preferred stock, $0.01 par value:
500,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value:
Authorized: 50,000,000 shares
Issued: 11,430,852 and 11,394,036 shares, respectively
Outstanding: 10,375,364 and 10,338,548 shares, respectively	103	103
Additional paid-in capital	48,299	48,001
Accumulated deficit	(14,086)	(15,275)
Treasury stock, at cost: 1,055,488 shares	(1,589)	(1,589)
Total stockholders’ equity	32,727	31,240
Total liabilities and stockholders’ equity	$113,046	$110,832

Exhibit 99.1

IEC ELECTRONICS CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
THREE MONTHS ENDED DECEMBER 27, 2019 and DECEMBER 28, 2018
(unaudited; in thousands, except share and per share data)

	Three Months Ended
	December 27, 2019	December 28, 2018

Net sales	$44,734	$35,441
Cost of sales	39,495	30,382
Gross profit	5,239	5,059

Selling and administrative expenses	3,299	3,352
Operating income	1,940	1,707

Interest and financing expense	415	323
Income before income taxes	1,525	1,384

Income tax expense	336	312

Net income	$1,189	$1,072

Net income per common share:
Basic	$0.11	$0.10
Diluted	$0.11	$0.10

Weighted average number of shares outstanding:
Basic	10,365,766	10,262,397
Diluted	10,695,977	10,495,429

Exhibit 99.1

IEC ELECTRONICS CORP.
NON-GAAP FINANCIAL MEASURES RECONCILIATION TABLE
THREE MONTHS ENDED DECEMBER 27, 2019
(unaudited; in thousands, except share and per share data)

Reconciliation to net income:
Net income	$1,189
Non-cash charge (1)	987
Income tax effect (2)	(207)
Adjusted net income	$1,969

Reconciliation to net income per common share:
Net income per common share, basic	$0.11
Non-cash charge, net of tax (1)	0.08
Adjusted net income per common share, basic	$0.19

Net income per common share, diluted	$0.11
Non-cash charge, net of tax (1)(3)	0.07
Adjusted net income per common share, diluted (2)	$0.18

Reconciliation to gross profit:
Gross profit	$5,239
Non-cash charge (1)	987
Adjusted gross profit	$6,226

Reconciliation to gross margin:
Gross margin	11.7%
Non-cash charge (1)	2.2%
Adjusted gross margin	13.9%
(1) A non-cash charge related to the increase in our excess and obsolete inventory reserve due to the Chapter 11 bankruptcy filing of a customer of IEC.
(2) The income tax effect related to the non-cash charge was calculated using an effective tax rate of 21%.
(3) Adjusted net income per common share, diluted is calculated based on adjusted net income and reflects the dilutive impact of shares, where applicable, based on adjusted net income.

Non-GAAP Financial Measures

In addition to reporting net income, net income per share basic and diluted, gross profit and gross margin, U.S. generally accepted accounting principle (“GAAP”) measures, we present adjusted net income, adjusted net income per basic and diluted share, adjusted gross profit and adjusted gross margin, which are non-GAAP measures, to reflect the impact of a one-time inventory reserve related to a Chapter 11 reorganization at one of the Company’s customers in the medical sector. The Company’s management believes these non-GAAP measures are important measures of our performance because it allows management, investors and others to evaluate and compare our performance from period to period by removing the impact of the one-time inventory reserve. Adjusted net income, adjusted net income per basic and diluted share, adjusted gross profit and adjusted gross margin, are not measures of financial performance under GAAP and are not calculated through the application of GAAP. As such, they should not be considered as a substitute for the GAAP measures of net income, net income per basic and diluted share, gross profit and gross margin, and therefore, should not be used in isolation of, but in conjunction with, the GAAP measures. These non-GAAP measures may produce results that vary from the GAAP measures and may not be comparable to a similarly defined non-GAAP measure used by other companies.